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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                  CURENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest reported):  MAY 31, 2000

                              PRIMIX SOLUTIONS INC.
             (Exact name of registrant as specified in its chapter)

DELAWARE                            000-20789           04-324968
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(State or other jurisdiction        (Commission         (IRS Employer
of incorporation)                   File Number)        Identification No.)

ONE ARSENAL MARKETPLACE, SECOND FLOOR, WATERTOWN, MASSACHUSETTS       02472
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(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number, including area code  (617) 923-6500


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     On May 31, 2000, Primix Solutions Inc. a Delaware Corporation (the "Registrant"), acquired Primant AB, a Swedish corporation ("Primant"), through a purchase of the outstanding share capital of Primant by the Registrant. As consideration for such acquisition, the Registrant issued 895,522 shares of Common Stock to the Primant principal shareholders.

     The Registrant will also issue 300,000 shares of Common Stock to the principal shareholders and employees of Primant in the form of restricted stock awards (the "Awards"). The Awards will fully-vest on the fifth (5th) anniversary of the grant date, subject to acclerated vesting upon the achievement of certain performance objectives of Primant. In addition, the Registrant will issue 104,478 shares of Common Stock in exchange for shares of Primant issued upon the exercise of all outstanding stock option of Primant (the "Option Exchange"). The Registrant will make a cash payment of approximately $200,000 in connection with the Option Exchange and pay the legal fees of the Primant optionholders. The cash payment will be made from available cash on hand.

     Primant is an internet solutions company based in the Oresund region of Northern Europe. The Registrant intends to continue to cause Primant to provide such solutions.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.
 (c) Exhibits.

     1.1 Share Purchase Agreement dated as of May 28, 2000 (excluding schedules(1)).






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(1) The Registrant agrees to furnish supplementally a copy of the above-described schedules to the Commission upon request.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    PRIMIX SOLUTIONS INC.


                                    /s/ David W. Chapman
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Date:  June 15, 2000                Name:  David W. Chapman
                                    Title:  Chief Financial Officer